Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Woodside Equity Plan of Woodside Energy Group Ltd (formerly known as Woodside Petroleum Ltd) of our report dated March 8, 2022, with respect to the consolidated financial statements of Woodside Energy Group Ltd included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Perth, Australia

1 September 2023